Exhibit 99.1

               OIL STATES ACQUIRES STINGER WELLHEAD PROTECTION

     HOUSTON, May 4 /PRNewswire-FirstCall/ -- Oil States International, Inc. (NYSE: OIS) today announced that it has purchased Stinger Wellhead Protection, Incorporated, certain affiliated companies and related intellectual property (collectively, "Stinger") for $83.1 million in total consideration. Stinger provides wellhead isolation equipment and services through its 23 locations in the United States and Canada. Stinger's patented equipment is utilized during pressure pumping operations and isolates the customer's blow-out preventers or wellhead from the pressure and abrasion experienced during the fracturing process. For the twelve months ended December 31, 2004, Stinger generated approximately $57.8 million of revenues and $22.3 million of EBITDA (defined as net income plus interest, taxes, depreciation and amortization).(A)

     The transaction was executed as a series of stock purchase transactions with the shareholders of Stinger, and Oil States also purchased all of the intellectual property related to Stinger's business. Oil States funded the transaction with amounts available under its existing credit facility. Oil States has also entered into an exclusive letter of intent to purchase the related international operations of Stinger for total consideration of approximately $6.9 million. The international transactions are expected to close on or about June 1, 2005.

     "We are very pleased to announce the Stinger transaction and are excited about the opportunities our combined operations will have," stated Douglas E. Swanson, Oil States' president and chief executive officer. "Stinger's operations will expand our well site services offering and provide us further exposure to the growing pressure pumping market. This transaction demonstrates our continuing commitment to growing our company. We expect the transaction to provide incremental earnings in 2005 of approximately $0.13 to $0.17 per diluted share. Lastly, we welcome the Stinger management team and employees to Oil States."

     Oil States International, Inc. is a diversified oilfield services company. With locations around the world, Oil States is a leading manufacturer of products for deepwater production facilities and subsea pipelines, and a leading supplier of a broad range of services to the oil and gas industry, including production-related rental tools, work force accommodations and logistics, oil country tubular goods distribution, hydraulic workover services and land drilling services. Oil States is organized in three business segments - Offshore Products, Tubular Services and Well Site Services, and is publicly traded on the New York Stock Exchange under the symbol OIS. For more information on the Company, please visit Oil States International's website at http://www.oilstatesintl.com .

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     The foregoing contains forward-looking statements within the meaning of the
Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry and other factors discussed within the "Business" section of the Form 10-K for the year ended December 31, 2004 filed by Oil States with the SEC on March 2, 2005.

     (A) The term EBITDA consists of net income plus interest, taxes, depreciation and amortization. EBITDA is not a measure of financial performance under generally accepted accounting principles. You should not consider it in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included EBITDA as a supplemental disclosure because its management believes that EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates. The Company uses EBITDA to compare and to monitor the performance of its business segments to other comparable public companies and as a benchmark for the award of incentive compensation under its annual incentive compensation plan.

SOURCE  Oil States International, Inc.
    -0-                             05/04/2005
    /CONTACT:  Cindy B. Taylor of Oil States International, Inc.,
+1-713-652-0582/
    /Web site:  http://www.oilstatesintl.com /